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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cross Media Marketing Corporation of our report dated March 27, 2001 relating to the consolidated financial statements of LifeMinders, Inc., which appears in LifeMinders Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 27, 2001 relating to the LifeMinders, Inc.'s financial statement schedule, which appears in such Annual Report on Form 10-K/A.


                                           /s/ PricewaterhouseCoopers LLP


McLean, Virginia
November 5, 2001